Exhibit 99.1

SRM’s Sip with Me® Cups Now Available on Amazon

JUPITER, FL / November 17, 2023 – SRM Entertainment, Inc. (Nasdaq: SRM) (the “Company” or “SRM”) is a trusted toy and souvenir designer and developer, selling into the world’s largest theme parks and entertainment venues, is thrilled to announce its official launch on Amazon. Sip with Me® patented children’s cups featuring Smurfs & Zoonicorn franchise characters along with SRM’s loveable Trend Animal collection are now available on Amazon, the world’s largest online marketplace.

This strategic move not only marks a significant milestone for SRM but also opens up new avenues for our customers to purchase their favorite cups. They can buy on Amazon and experience the fun and excitement of having their favorite children’s characters drink with them. Sip with Me cups are also sold at theme parks & restaurants and other retailers.

Purchase Sip with Me® character cups here:

Smurfs: https://www.amazon.com/dp/B0CHGMGSTC?ref=myi_title_dp

Zoonicorn: https://www.amazon.com/dp/B0CKTY1K39?ref=myi_title_dp

Trend Animals: https://www.amazon.com/dp/B0CJMQQ5JF?ref=myi_title_dp&th=1

About SRM Entertainment, Inc.

SRM Entertainment, Inc. designs, develops, and manufactures custom toys and souvenirs for the world’s largest theme parks and entertainment venues. The Company provides exclusive custom products that are available worldwide at venues such as Walt Disney Parks and Resorts, Universal Studios, SeaWorld and other attractions. Additionally, SRM recently launched its retail product line which includes its patented SMURFS Sip with Me® cups.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the “Risk Factors” section of the registration statement for the Offering filed with the SEC. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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